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                                                           EXHIBIT 10.30


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EXECUTIVE MEDICAL BENEFITS


Covered        Payment will be made for 100% of the Covered Expenses incurred
Services and   by a Covered Person while covered under this Plan.
Supplies
               Covered Expenses are the actual cost to you for services and supplies given for Medical Care.



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               "Medical Care" means the diagnosis, care, mitigation,
               treatment or prevention of disease, or treatment affecting any structure or function of the body due to defect, illness, or accidental injury or care during and following pregnancy including treatment of any condition caused by the pregnancy. Medical Care includes prescription drugs, dental and vision care.

               The Covered Expense must be an allowable tax deductible item as defined under Section 213(d) of the Internal Revenue Code of 1954 and as may be amended from time to time.


               Payment will be made if the Covered Expenses are more than the benefits payable under both of the following:

               - The Base Plan whether or not the person is covered under the Base Plan.

               - Benefits paid for Medical Care under any Workers Compensation Act or similar law.


               "Base Plan" means the Unova, Inc. Welfare Benefit Plan (Contract No. 186522) or any other medical, surgical or hospital plan; Health Maintenance Organization or prescription drug, dental or vision plan(s) which the Employer (or any designated subsidiary of the Employer) contributes to or otherwise sponsors.

               Benefits are payable for pregnancy on the same basis as sickness under this Plan. Pregnancy benefits are payable for at least:

               - 48 hours of inpatient care for the mother and newborn child following a normal vaginal delivery.

               - 96 hours of inpatient care for the mother and newborn child following a cesarean section.

               The hospital or other provider is not required to get authorization from the Company for the time periods stated above.

               Hearing aid services, including full cost of hearing aids and exams to prescribe and fit them.

               Medical Expense Benefits will be determined on the same basis for the following routine exams as benefits due to a sickness.

               1. Cancer screening; Such services will include pap smears which are ordered or provided by a doctor of medicine (M.D.) in accordance with generally accepted medical standards.

               2. A mammographic exam for a Covered Person who: resides in
                  Delaware; or is principally employed in Delaware, as follows:

                  A periodic exam in accordance with the following schedule; or as declared appropriate by the Delaware State Board of Health.

                  a. A base line mammogram for a Covered Person who is at least age 35.

                  b. One mammogram every two Calendar Years for a Covered Person who is age 40 to 49, inclusive; provided such mammogram occurs no sooner than two Calendar Years after the Covered Person's base line exam as per a above.

                  c. One mammogram per Calendar Year for a Covered Person who is 50 years of age or older.


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               Upon the recommendation of a Covered Person's physician, any mammogram received by a Covered Person who has been determined by that physician to be at risk for breast cancer.

           3. A prostate antigen test for a Covered Person age 50 or older who is:

               (i) a resident of Delaware; or

               (ii) principally employed in Delaware.

               provided the test is ordered by a doctor of medicine (M.D.) in accordance with generally accepted medical standards.

           4. Services and supplies received for the routine care of a newborn Dependent child while such child is confined as an inpatient in a Hospital

           5.  Routine health examinations

               Any Copayments, Deductibles and any percentage penalties for not obtaining services from a Network Provider under the other Employer sponsored group plan are not payable under this Plan.

MAXIMUM BENEFIT

               There is a Unlimited Maximum Benefit per family for the Executive Medical Benefits. The Unlimited Maximum Benefit is shown in the Schedule of Benefits. It applies to you and all of your Dependents each Calendar Year.

NOT COVERED

               Expenses for the following are not covered under Executive Medical Benefits:

               -  Injury or Sickness caused by war or
                  international armed conflict, except in
                  the case of an innocent bystander taking no active part in the war or international armed conflict.

               - Services of a person who is a member of your immediate family (your spouse, child, brother, sister, parent or grandparent; your spouse's child, brother, sister, parent or grandparent).

               - Services of a person who resides in your home.

               -  Expenses not directly involved with
                  Medical Care (as defined in Section 213(d) of the Internal Revenue Code).

               -  Any service or supply that is not
                  allowable as a tax deduction under the Internal Revenue
                  Code.

               -  injury which happens during work at any
                  job for pay or profit.

               -  Expenses incurred before you or your
                  Dependent becomes covered.

               -  Expenses for long term care.

               -  Cosmetic or reconstructive surgery or
                  treatment. (This is surgery or treatment primarily to change appearance.) It does not matter whether or not it is for psychological or emotional reasons. However, the following will be covered if it is for:

                  -  Reconstructive surgery in connection
                     with surgical treatment of injury or Sickness.

                  -  Correction of deformities caused by
                     Sickness.


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                  -  Correction of damage caused by accidental injury
                     sustained by you or a Dependent while the injured person is covered.

                  - Correction of birth defects which are outside the normal range of human variation.

               - Custodial Care. This is care made up of services and supplies that meets one of the following conditions:

                  - Care furnished mainly to train or assist in personal hygiene or other activities of daily living, rather than to provide medical treatment.

                  - Care that can safely and adequately be provided by persons who do not have the technical skills of a covered health care professional.

               - Care that meets one of these conditions is custodial care regardless of any of the following:

                  -  Who recommends, provides or directs the care.

                  -  Where the care is provided

                  -  Whether or not the patient or another caregiver can be
                      or is being trained to care for himself or herself.

               - Education, training and bed and board while confined in an institution which is mainly a school or other institution for training, a place of rest, a place for the aged or a nursing home.

               - Expenses and associated expenses incurred for services and supplies for Experimental, Investigational or Unproven Services, except for services which are otherwise Experimental, Investigational, or Unproven that are deemed to be, in the Company's judgment, covered transplant services. The fact that an Experimental, Investigational or Unproven Service, is the only available treatment for a particular condition will not result in coverage if the procedure is considered to be Experimental, Investigational or Unproven for the treatment of that particular condition.

               -  Services and supplies which the Covered
                  Person is not legally required to pay.

               - Services or supplies which are not Medically Necessary, including any confinement or treatment given in connection with a service or supply which is not Medically Necessary.

               - Treatment for infertility, including but not limited to in-vitro fertilization (IVF), gamete intrafallopian tube transfers (GIFT), and artificial insemination.








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